Exhibit 10.278

Loan No. 341018
RECORDING REQUESTED BY

WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.

720 East Wisconsin Avenue - Rm N16WC

Milwaukee, WI 53202

Attn: Catherine L. Delano

SPACE ABOVE THIS LINE FOR RECORDER'S USE

This instrument was prepared by James L. McFarland, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, WI, 53202.

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

ABSOLUTE ASSIGNMENT OF LEASES AND RENTS

(With License Back)

THIS Absolute Assignment of Leases and Rents (this "Assignment") is made as of the 22nd day of October, 2015, by and between BR CARROLL KELLER CROSSING, LLC, a Delaware limited liability company, whose mailing address is c/o Carroll Organization, 3340 Peachtree Road NE, Suite 2250, Atlanta, GA, 30326, Attn: Eddy Chan (herein called "Borrower") and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, whose mailing address is c/o Real Estate Department, 720 East Wisconsin Avenue, Milwaukee, Wisconsin, 53202, (herein called "Lender").

WITNESSETH

FOR AND IN CONSIDERATION of the indebtedness hereinafter described, Borrower has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell and convey, unto Lender, its successors and assigns forever, all and singular the property hereinafter described (collectively, the "Security"), to wit:

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(a) All rents, issues and profits arising from or related to the land, situated in the County of Tarrant and State of Texas and described in Exhibit "A" attached hereto and fully incorporated herein by reference for all purposes and all improvements and any other property, whether real, personal or mixed, located thereon (which land, improvements and other property are hereinafter collectively called the "Property");

(b) All of Borrower's rights, titles, interests and privileges, as lessor, in the leases now existing or hereafter made affecting the Property, whether or not made by Borrower and as the same may have been, or may from time to time hereafter be, modified, extended and renewed (hereinafter collectively called the "Leases" and individually called a "Lease");

(c) All tenant security deposits and other amounts due and becoming due under the Leases;

(d) All guarantees of the Leases, including guarantees of tenant performance;

(e) All insurance proceeds, including rental loss coverage and business interruption coverage with respect to the Leases; and

(f) All judgments and settlements of claims in favor of Borrower (including condemnation proceeds, if any) and all rights, claims and causes of action under any court proceeding, including without limitation any bankruptcy, reorganization or insolvency proceeding, or otherwise arising from the Leases.

TO HAVE AND TO HOLD the Security unto Lender, its successors and assigns forever, and Borrower does hereby bind itself, its heirs, legal representatives, successors and assigns, to warrant and forever defend the Security unto Lender, its successors and assigns forever against the claim or claims of all persons whomsoever claiming the same or any part thereof.

ARTICLE I

DEFINITIONS

1.01 Terms Defined Above. As used in this Assignment, the terms "Borrower", "Leases", "Lender", "Property", and "Security" shall have the respective meanings indicated above.

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1.02 Certain Definitions. The following terms shall have the meanings assigned to them below whenever they are used in this Assignment, unless the context clearly otherwise requires. Except where the context otherwise requires, words in the singular form shall include the plural and vice versa.

"Event of Default" shall mean any Event of Default as defined in the Lien Instrument.

"Lien Instrument" shall mean that certain Deed of Trust and Security Agreement of even date herewith, executed by Borrower and granting a lien on the Property to a trustee for the benefit of Lender, as such instrument may be amended and restated from time to time.

"Loan Commitment" shall mean that certain Loan Application dated September 30, 2015 from Borrower to Lender together with that certain acceptance letter issued by Lender dated October 22, 2015.

"Loan Documents" shall mean the Note, the Lien Instrument, this Assignment, the Loan Commitment, that certain Certification of Borrower of even date herewith, any other supplements and authorizations required by Lender and all other instruments and documents (as the same may be amended from time to time) executed by Borrower and delivered to Lender in connection with, or as security for, the indebtedness evidenced by the Note, except any separate environmental indemnity agreement.

"Note" shall mean that certain Promissory Note of even date herewith, in the original principal amount of $28,880,000.00, executed by Borrower and payable to the order of Lender, as such instrument may be amended, renewed and restated from time to time.

"Obligations" shall mean the following:

(a) The indebtedness evidenced by the Note and all interest thereon;

(b) The performance of all covenants and agreements of Borrower contained in the Loan Documents;

(c) All funds hereafter advanced by Lender to or for the benefit of Borrower as contemplated by any covenant or provision contained in any Loan Document and all interest thereon;

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(d) All renewals, extensions, rearrangements and modifications of any of the Obligations described hereinabove; and

(e) Any and all attorneys' fees and expenses of collection payable by Borrower to Lender under the terms of any Loan Document.

ARTICLE II

ASSIGNMENT

2.01 Absolute Assignment. This Assignment is, and is intended to be, an absolute and present assignment of the Security from Borrower to Lender with a concurrent license back to the Borrower (which license is subject to revocation upon the occurrence of and during the continuance of an Event of Default as herein provided) and is not intended as merely the granting of a security interest relating to the Obligations.

2.02 License. Borrower is hereby granted the license to manage and control the Security and to collect at the time of, but not prior to, the date provided for the payment thereof, all rents, issues and profits from the Property and to retain, use and enjoy the same. The license created and granted hereby shall be revocable upon the terms and conditions contained herein.

2.03 Revocation of License. Immediately upon the occurrence of an Event of Default and at any time thereafter, Lender may, at its option and without regard to the adequacy of the security for the Obligations, either by an authorized representative or agent, with or without bringing or instituting any judicial or other action or proceeding, or by a receiver appointed by a court, immediately revoke the license granted in Section 2.02, as evidenced by a written notice to said effect given to Borrower, and further, at Lender's option (without any obligation to do so), take possession of the Property and the Security and have, hold, manage, lease and operate the Property and the Security on such terms and for such period of time as Lender may deem proper, and, in addition, either with or without taking possession of the Property, demand, sue for or otherwise collect and receive all rents, issues and profits from the Property, including those past due and unpaid, with full power to make, from time to time, all alterations, renovations, repairs or replacements thereto or thereof as may seem proper to the Lender in its sole discretion, and to apply (in such order and priority as Lender shall determine in its sole discretion) such rents, issues and profits to the payment of:

(a) all expenses of (i) managing the Property, including without implied limitation, the salaries, fees and wages of a managing agent and such other employees as Lender may in its sole discretion deem necessary or desirable, (ii) operating and maintaining the Property, including without implied limitation, all taxes, charges, claims, assessments, water rents, sewer rents and any other liens, and premiums for all insurance which Lender may in its sole discretion deem necessary or desirable, (iii) the cost of any and all alterations, renovations, repairs or replacements of or to the Property, and (iv) any and all expenses incident to taking and retaining possession of the Property and the Security; and

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(b) the Obligations.

The exercise by Lender of the rights granted it in this Section 2.03, and the collection and receipt of rents, issues and profits and the application thereof as herein provided, shall not be considered a waiver of any Event of Default.

2.04 Trust Funds. All monies or funds covered by this Assignment paid to, or for the benefit of, Borrower after any default are hereby declared, and shall be deemed to be, trust funds in the hands of Borrower for the sole benefit of Lender, until all defaults have been cured or waived or the Obligations have been paid and performed in full. Borrower, or any officer, director, representative or agent thereof receiving such trust funds or having control or direction of same, is hereby made and shall be construed to be a trustee of such trust funds so received or under its control and direction, and such person shall be under a strict obligation and duty should such persons receive or constructively receive trust funds to (1) remit any and all such trust funds to Lender within two (2) business days of receipt, upon demand therefor by Lender or (2) apply such trust funds only to Obligations then due or the operating expenses of the Property.

ARTICLE III

COVENANTS, REPRESENTATIONS AND WARRANTIES

3.01 Liability. Lender shall not be liable for any loss sustained by Borrower resulting from Lender's failure to let the Property after an Event of Default or from any other act or omission of Lender in managing the Property or the Security after an Event of Default, except for acts constituting gross negligence or willful misconduct. Lender shall not be obligated to perform or discharge, nor does Lender hereby undertake to perform or discharge, any obligation, duty or liability under any Lease, and Borrower shall and does hereby indemnify Lender for, and save and hold Lender harmless from, any and all liability, loss or damages, except so much thereof as shall result from the gross negligence or willful misconduct of Lender or its agents or representatives, which may or might be incurred under any Lease or under or by reason of this Assignment and from any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease, including without implied limitation, any claims by any tenants of credit for rents for any period paid to and received by Borrower but not delivered to Lender. Should Lender incur any such liability under any Lease in defense of any such claim or demand, the amount thereof, including without implied limitation all costs, expenses and attorneys' fees, shall be added to the principal of the Note and Borrower shall reimburse Lender therefor immediately upon demand. This Assignment shall not operate to place responsibility upon Lender for the control, care, upkeep, management, operation or repair of the Property and the Security or for the carrying out of any of the terms and conditions of any Lease; nor shall this Assignment operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other party (other than any waste committed by Lender or its employees, agents, or representatives while they are present on the Property), for any dangerous or defective condition of the Property or for any negligence in the control, care, upkeep, operation, management or repair of the Property resulting in loss or injury or death to any tenant, licensee, employee, stranger or other person whatsoever (other than with respect to any matters arising out of the gross negligence or willful misconduct of Lender, its employees, its agents, or its representatives occurring at any time they are present on the Property).

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3.02 Termination. Upon payment and performance of the Obligations in full, this Assignment shall become null and void and of no further legal force or effect, but the affidavit, certificate, letter or statement of any officer, agent, authorized representative or attorney of Lender showing any part of the Obligations remaining unpaid or unperformed shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment upon which any person may, and is hereby authorized to, rely. Borrower hereby authorizes and directs all tenants under the Leases, all guarantors of Leases, all insurers providing rental loss or business interruption insurance with respect to the Property, all governmental authorities and all other occupants of the Property, upon receipt from Lender of written notice to the effect that Lender is then the holder of the Note and that an Event of Default exists, to pay over to Lender all rents and other amounts due and to become due under the Leases and under guaranties of the Leases and all other issues and profits from the Property and to continue so to do until otherwise notified in writing by Lender. This right may be exercised without Lender taking actual or constructive possession of the Property or any part thereof.

3.03 Security. Lender may take or release any security for the payment or performance of the Obligations, may release any party primarily or secondarily liable therefor and may apply any security held by it to the satisfaction of all or any portion of the Obligations, without prejudice to any of its rights under this Assignment, the other Loan Documents or otherwise available at law or in equity.

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3.04 Covenants. Borrower covenants with Lender (a) to observe and perform all the obligations imposed upon the lessor under all Leases and not to do or permit to be done anything to impair the same without Lender's prior written consent, (b) not to collect any of the rent or other amounts due under any Lease or other issues or profits from the Property in any manner in advance of the time when the same shall become due (save and except only for collecting one month's rent in advance plus the security deposit, if any, at the time of execution of a Lease), (c) not to execute any other assignment of rents, issues or profits arising or accruing from the Leases or from the Property, (d) not to enter into any lease agreement affecting the Property, except those leases entered into in the ordinary course of business and utilizing Borrower's standard form lease previously approved by Lender, with no substantial modifications thereto, without the prior written consent of Lender, (e) to execute and deliver, at the request of Lender, all such further assurances and acknowledgments of the assignment contained herein and the other provisions hereof, with respect to specific Leases or otherwise, as Lender shall from time to time reasonably require, and (f) not to cancel, surrender or terminate any Lease, exercise any option which might lead to such termination or consent to any change, modification, or alteration thereof, to the release of any party liable thereunder or to the assignment of the lessee's interest therein, without the prior written consent of Lender, and any of said acts, if done without the prior written consent of Lender, shall be null and void. Notwithstanding clause (f) of the preceding sentence, and provided there is no existing Event of Default, Borrower may take the actions described in clause (f) without Lender’s prior written consent if and only if such action is consistent with the usual and customary operation of the Property.

3.05 Authority to Assign. Borrower represents and warrants that (a) Borrower has full right and authority to execute this Assignment and, except as otherwise disclosed to Lender in the rent roll provided to Lender prior to the date hereof, has no knowledge of any existing defaults under any of the existing Leases, (b) all conditions precedent to the effectiveness of said existing Leases have been satisfied, (c) Borrower has not executed or granted any modification of the existing Leases, either orally or in writing, (d) the existing Leases are in full force and effect according to the terms set forth in the lease instruments heretofore submitted to Lender, and (e) Borrower has not executed any other instrument which might prevent Lender from operating under any of the terms and conditions of this Assignment, including any other assignment of the Leases or the rents, issues and profits from the Property.

3.06 Cross-Default. Violation or default under any of the covenants, representations, warranties and provisions contained in this Assignment by Borrower shall be deemed a default hereunder as well as under the terms of the other Loan Documents, and any default thereunder shall likewise be a default under this Assignment. Any default by Borrower under any of the terms of any Lease shall be deemed a default hereunder and under the terms of the other Loan Documents, and any expenditures made by Lender in curing such default on Borrower's behalf, with interest thereon at the Default Rate (as defined in the Note), shall become part of the Obligations.

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3.07 No Mortgagee in Possession. The acceptance by Lender of this Assignment, with all of the rights, powers, privileges and authority created hereby, shall not, prior to entry upon and taking possession of the Property by Lender, be deemed or construed to constitute Lender a "mortgagee in possession", or hereafter or at any time or in any event obligate Lender to appear in or defend any action or proceeding relating to any Lease, the Property or the Security, to take any action hereunder, to expend any money, incur any expense, perform or discharge any obligation, duty or liability under any Lease, or to assume any obligation or responsibility for any security deposits or other deposits delivered to Borrower by any tenant and not actually delivered to Lender. Lender shall not be liable in any way for any injury or damage to any person or property sustained in or about the Property (other than in connection with any injury or damage arising out of the gross negligence or willful misconduct of Lender, its employees, its agents, or its representatives while they are present on the Property).

3.08 Representation and Warranty. Borrower represents and warrants that no Lease grants the tenant thereunder or any other party (i) the right or option to acquire the Property or any portion of the Property; or (ii) any rights with respect to any other property owned by Borrower.

ARTICLE IV

GENERAL

4.01 Remedies. The rights and remedies provided Lender in this Assignment and the other Loan Documents are cumulative. Nothing contained in this Assignment, and no act done or omitted by Lender pursuant hereto, including without implied limitation the collection of any rents, shall be deemed to be a waiver by Lender of any of its rights and remedies under the other Loan Documents or applicable law or a waiver of any default under the other Loan Documents, and this Assignment is made and accepted without prejudice to any of the rights and remedies provided Lender by the other Loan Documents. The right of Lender to collect the principal sum and interest due on the Note and to enforce the other Loan Documents may be exercised by Lender either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

4.02 Notices. Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to Borrower by certified mail or reputable courier service shall be addressed to Borrower at c/o Carroll Organization, 3340 Peachtree Road NE, Suite 2250, Atlanta, GA, 30326, Attn: Eddy Chan, together with a required copy c/o Bluerock Real Estate, LLC, 712 Fifth Avenue, New York, NY, 10019, Attn: Jordon Ruddy and Michael Konig, Esq., or such other address in the United States of America as Borrower shall designate in a notice to Lender given in the manner described herein. Any notice sent to Lender by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI, 53202, or at such other addresses as Lender shall designate in a notice given in the manner described herein. Any notice given to Lender shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery.

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4.03 Captions. The titles and headings of the various Articles and Sections hereof are intended solely for reference and are not intended to modify, explain or affect the meaning of the provisions of this Assignment.

4.04 Severability. If any of the provisions of this Assignment or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Assignment, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Assignment shall be valid and enforceable to the fullest extent permitted by law.

4.05 Attorneys' Fees. In the event of any controversy, claim, dispute, or litigation between the parties hereto to enforce any provision of this Assignment or any right of Lender hereunder, Borrower agrees to pay to Lender all costs and expenses, including reasonable attorneys' fees incurred therein by Lender, whether in preparation for or during any trial, as a result of an appeal from a judgment entered in such litigation or otherwise.

4.06 Amendments. This Assignment may not be modified, amended or otherwise changed in any manner unless done so by a writing executed by the parties hereto.

4.07 Benefits. This Assignment and all the covenants, terms and provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

4.08 Assignment. Other than in connection with the exercise by Borrower of its one-time transfer right under the provision of the lien instrument entitled "Prohibition on Transfer/One-Time Transfer", Borrower shall have no right to assign or transfer the revocable license granted herein. Any such assignment or transfer shall constitute a default.

4.09 Time of Essence. Time is of the essence of this Assignment.

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4.10 Governing Law. The laws of the State of Texas shall govern and control the interpretation of this Assignment and the rights, obligations, duties and liabilities of the parties hereto.

4.11 Limitation of Liability. Notwithstanding any provision contained in this Assignment, the personal liability of Borrower shall be limited as provided in the Note.

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Signatures and Acknowledgments commence on following page)

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IN WITNESS WHEREOF, this Assignment has been entered into as of the day and year first-above written.

BORROWER:	BR CARROLL KELLER CROSSING, LLC,
a Delaware limited liability company

	By:	/s/ Jordan Ruddy
	Name:	Jordan Ruddy
	Title:	Authorized Signatory

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

BEFORE ME, the undersigned authority, on this day personally appeared Jordan Ruddy, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the Authorized Signatory of BR CARROLL KELLER CROSSING, LLC, a Delaware limited liability company, and acknowledged to me that he or she executed said instrument for the purposes and considerations therein expressed, and as the act of said limited liability company.

GIVEN under my hand and official seal, this 23rd day of October, 2015.

/s/ Sharjana Rohman
Sharjana Rohman, Notary Public

My commission expires: January 30, 2016

[Notary Seal]

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Signature and Acknowledgment of Lender follows on next page)

(Signature and Acknowledgment of Lender continued from previous page)

	LENDER:	THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY, a Wisconsin
corporation

		By:	Northwestern Mutual Investment
Management Company, LLC, a
Delaware limited liability company, its
wholly-owned affiliate

			By:	/s/ Daniel M. Flesch
Daniel M. Flesch
Director

			Attest:	/s/ Thomas R. Spragg
(corporate seal)				Thomas R. Spragg
Assistant Secretary

STATE OF WISCONSIN	)
) ss.
COUNTY OF MILWAUKEE	)

BEFORE ME, the undersigned authority, on this day personally appeared

Daniel M. Flesch and Thomas R. Spragg, known to me to be the persons whose names are subscribed to the foregoing instrument, and known to me to be the Managing Director and Assistant Secretary, respectively, of Northwestern Mutual Investment Management Company, LLC, a Delaware limited liability company, on behalf of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY and acknowledged to me that they executed said instrument for the purposes and considerations therein expressed, and as the act of said corporation on behalf of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY.

GIVEN under my hand and official seal, this 22nd day of October, 2015.

/s/ Anna K. Bagstad
[Notary Seal]	Anna K. Bagstad, Notary Public

My commission expires: October 30, 2018

EXHIBIT "A"

(Description of Property)

BEING 19.729 acres of land situated in the John Edmonds Survey, Abstract Number 457 and being all of Lot 1, Block 1, The Sovereign Addition, an addition to the City of Fort Worth, recorded in instrument number D213119066 of County Records, Tarrant County, Texas and being all of those tracts of land (TRACT 1 and TRACT 2) described in deed to FW Tarrant Partners, LLC, recorded in instrument number D212119066 of said County Records and being more particularly described by metes and bounds as follows:

TRACT 1

BEING a tract of lands situated in the John Edmonds Survey, Abstract Number 457, City of Fort Worth, Tarrant County, Texas and being all that certain tract (TRACT 1) of land described in deed to Fw Tarrant Partners, LLC recorded in Instrument Number D212074583 of County Records, Tarrant county, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at a railroad spike, found at the southeast corner of said Lot 1, Block 1, being the Southeast corner of said Tract 1 and being the Southwest corner Lot 1, Block A of Aventine at Parkway, an addition to the City of Fort Worth recorded in Cabinet "A", Slide 9634 of said County Records and being in the North right-of-way of North Tarrant Parkway (a 200 foot public right-of-way);

THENCE S 89°36'34" W, 645.08 feet, with said North right-of-way, to a 5/8 inch iron rod with plastic cap, stamped "Peleton", found at the Southwest corner of said Lot 1, Block 1;

THENCE N 00°04'12" W, 1017.37 feet, departing said North right-of-way, to a 5/8 inch iron rod with plastic cap, stamped "Peleton" found in North line of said Lot 1, Block 1 and being in the South line of Lot 8, Block 3, of Vineyards at Heritage, an addition to the City of Fort Worth, recorded in Cabinet "A", Slide 6724 of said County Records;

THENCE N 42°31'20" E, 3.71 feet with said common line, to a 5/8 inch iron rod with plastic cap stamped "Carter & Burgess", found;

THENCE N 56°28'50" E, 599.66 feet, continuing with said common line, to a 5/8 inch iron rod with plastic cap, stamped "Peleton", found;

THENCE N 46°57'14" E, 40.36 feet, to a 5/8 inch iron rod with plastic cap stamped "Carter & Burgess", found at the Northerly Northeast corner of said Lot 1, Block 1 and being the Northwest corner of Lot 25x, Block 17 of Valley Brook, an addition to the City of Fort Worth, recorded in Instrument Number D212271248 of said County Records;

THENCE S 60°30'46" E, 121.09 feet, to a 5/8 inch iron rod, with plastic cap stamped "Carter & Burgess", found at the Northwest corner of aforesaid Lot 1, Block A, Aventine at Parkway addition;

THENCE S 00°23'26" E, 1314.83 feet with the west line of said Lot 1, Block A, to the POINT OF BEGINNING and containing 781,651 square feet or 17.944 acres of land more or less.

TRACT 2

COMMENCING at a railroad spike, found at the Southeast corner of said Lot 1, Block 1, being the Southeast corner of said Tract 1 and being the Southwest corner Lot 1, Block a of Aventine at Parkway, an addition to the City of Fort Worth recorded in Cabinet "A", Slide 9634 of said county records and being in the north right-of-way of north Tarrant Parkway (a 200 foot public right-of-way);

THENCE S 89°36'34" W, 645.08 feet, with said North right-of-way, to a 5/8 inch iron rod with plastic cap, stamped "Peleton", found at the Southwest corner of said Lot 1 Block 1;

THENCE N 00°04'12" W, 456.15 feet, departing said North right-of-way, with the west line of said Lot 1, Block 1, Sovereign Addition, to a 5/8 inch iron rod with plastic cap, stamped "Peloton" found at the South corner of aforementioned tract 2 for the POINT OF BEGINNING;

THENCE N 46°55'14" W, 379.84 feet, to a 5/8 inch iron rod with plastic cap, stamped "Peleton", found;

THENCE N 42°31'20" E, 409.47 feet to a 5/8 inch iron rod with plastic cap, stamped "Peleton", found;

THENCE S 00°04'12" E, 561.22 feet to the POINT OF BEGINNING and containing 77,762 square feet or 1.785 acres of land, more or less.

TRACT 3: Easement Estate

Together with non-exclusive, perpetual easements for pedestrian and vehicular ingress and egress, landscaping maintenance, and temporary construction granted in the Access Easement and Maintenance Agreement recorded as Instrument No. D212074584, Real Property Records, Tarrant County, Texas, as amended by First Amendment to Access Easement and Maintenance Agreement recorded February 28, 2014 under Tarrant County Clerk's File Number D214039440 Official Public Records of Tarrant County, Texas.

FOR INFORMATIONAL PURPOSES ONLY:

TAX ID NO. 41652207